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As filed with the Securities and Exchange Commission on December 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	5858 Westheimer, Suite 200 Houston, Texas 77057 (713) 787-0977 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	76-0190827 (I.R.S. Employer Identification Number)

CONSOLIDATED GRAPHICS, INC.
LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

Joe R. Davis
President and Chief Executive Officer
Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057
(713) 787-0977
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
R. Clyde Parker, Jr.
Winstead Sechrest & Minick P.C.
1450 Lake Robbins Drive, Suite 600
The Woodlands, Texas 77380

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share(3)	600,000 Shares(4)	46.26	27,753,000	$3,266.53

(1)
In the event of a stock dividend, stock split, or similar transaction involving the Common Stock of the Company, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 of the Securities Act of 1933, as amended.

(2)
Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sales prices of the Common Stock as reported by The New York Stock Exchange on December 9, 2004.

(3)
Includes associated rights to purchase 1/100th of one share of Series A Preferred Stock for each share of Common Stock pursuant to a Rights Agreement between the Company and American Stock Transfer and Trust Company, as rights agent, which until the occurrence of certain specified events are attached to and trade with the shares of Common Stock being registered hereby.

(4)
These shares represent the additional shares which were added to the Plan pursuant to an amendment which was adopted by the Company's shareholders on July 24, 2002.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of common stock of Consolidated Graphics, Inc. (the "Company"), par value $.01 per share (the "Common Stock"), pursuant to an amendment to the Company's Long-Term Incentive Plan, as amended (the "Plan"). The Company previously registered 3,435,000 shares of Common Stock for issuance pursuant to the Plan. The contents of the Registration Statements on Form S-8 (No. 33-87192, No. 333-13737 and No. 333-66019) previously filed with the Securities and Exchange Commission ("Commission") on December 8, 1994, October 8, 1996, and October 22, 1998 respectively, relating to the previous registration of shares are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

  1.
  Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

  2.
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

  3.
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

  4.
  Current Reports on Form 8-K filed April 16, 2004, April 28, 2004, June 24, 2004, July 28, 2004, August 3, 2004, August 9, 2004, October 1, 2004 and October 27, 2004.

  5.
  Description of the capital stock of the Company (including rights held pursuant to the Rights Agreement dated as of December 15, 1999 between Consolidated Graphics, Inc. and American Stock Transfer and Trust Company, as Rights Agent, which includes as Exhibit A the Certificate of Designations of Series A Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of summary of Rights to Purchase Shares) set forth in its Form 8-A filed with the Commission on December 23, 1999; and

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

        The financial statements as of March 31, 2002, included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004, incorporated herein by reference, were audited by Arthur Andersen LLP. In 2002, Arthur Andersen LLP ceased practicing before the Securities and Exchange Commission. As a result, the Company has not been able to obtain the consent of Arthur Andersen LLP to incorporation by reference into this Registration Statement of their audit report with respect to the Company's financial statements which are incorporated herein by reference. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11 (a) of the Securities Act because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay to the corporation such expenses if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

        Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

        The Company's Bylaws, as amended (the "Bylaws"), provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Texas Business Corporation Act. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws. The Company has entered into indemnification agreements with its directors and certain of its officers that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company may, in the future, purchase directors and officers liability insurance policies for its directors and officers.

        The above discussion of Article 2.02-1 of the Texas Business Corporation Act and of the Company's Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

        The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.		Description of Exhibit
*4.1	—
Consolidated Graphics, Inc. Long-Term Incentive Plan (Consolidated Graphics, Inc. Registration Statement on Form S-8 (as filed with the Commission on December 8, 1994) SEC File No. 0-24068, Exhibit 4.3).
*4.2	—
First Amendment to Consolidated Graphics, Inc. Long-Term Incentive Plan (reflecting an increase in the number of shares of Common Stock authorized to be issued thereunder from 367,500 to 967,500) (Consolidated Graphics, Inc. Registration Statement on Form S-8 (as filed with the Commission on October 22, 1998) SEC File No. 333-66019, Exhibit 4.2).
*4.3	—
Second Amendment to Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended (reflecting an increase in the number of shares of Common Stock authorized to be issued thereunder from 1,935,000 (as a result of a 2-1 stock split) to 3,435,000) (Consolidated Graphics, Inc. Registration Statement on Form S-8 (as filed with the Commission on October 22, 1998) SEC File No. 333-66019, Exhibit 4.3).
*4.4	—
Third Amendment to Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended (reflecting an increase in the number of shares of Common Stock authorized to be issued thereunder from 3,435,000 to 4,035,000) (Consolidated Graphics, Inc. Form 10-K (as filed with the Commission on June 12, 2003) SEC File No. 001-12631, Exhibit 10.5).
*4.5	—
Rights Agreement dated as of December 15, 1999 between Consolidated Graphics, Inc. and American Stock Transfer and Trust Company, as Rights Agent, which includes as Exhibit A the Certificate of Designations of Series A Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of summary of Rights to Purchase Shares (Consolidated Graphics, Inc. Form 8-K (December 15, 1999) SEC File No. 0-24068, Exhibit 4.1).
*4.6	—	Specimen Certificate for the Company's common stock, $0.01 par value (as filed with the Company's Form 10-K, (March 31, 1998) SEC. File No. 0-24068, Exhibit 4).
5	—	Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being offered.
23.1	—	Consent of Winstead Sechrest & Minick P.C. (set forth in Exhibit 5).
23.2	—	Consent of KPMG LLP.
23.3	—	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a)).
24	—	Power of Attorney (set forth on signature page).

*
Incorporated by reference

Item 9. Undertakings

        (a)   The Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for

        (d)   indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 13, 2004.

CONSOLIDATED GRAPHICS, INC.
By:	/s/ Joe R. Davis Joe R. Davis Chief Executive Officer and Chairman of the Board of Directors

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe R. Davis and G. Christopher Colville, and each one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joe R. Davis (Joe R. Davis)	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 9, 2004
/s/ G. Christopher Colville (G. Christopher Colville)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2004
Larry J. Alexander (Larry J. Alexander)*	Director	December 9, 2004
Brady F. Carruth (Brady F. Carruth)*	Director	December 9, 2004
Gary L. Forbes (Gary L. Forbes)*	Director	December 9, 2004
James H. Limmer (James H. Limmer)*	Director	December 9, 2004
Hugh N. West (Hugh N. West)*	Director	December 9, 2004
*By: /s/ Joe R. Davis Joe R. Davis Attorney-in-Fact		December 9, 2004

CONSOLIDATED GRAPHICS, INC.

POWER OF ATTORNEY FOR REPORT ON FORM S-8

        WHEREAS, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8, with any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto (the "Registration Statement") as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating to the Registration Statements in connection with the registration by the Company of 600,000 shares of Common Stock, par value $0.01 per share, for issuance pursuant to the Company's Long-Term Incentive Plan.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Joe R. Davis and G. Christopher Colville, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto, and any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto and any and all instruments necessary or incidental in connection therewith, as said attorney or attorneys shall deem necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of December 9, 2004.

/s/ LARRY J. ALEXANDER Larry J. Alexander

CONSOLIDATED GRAPHICS, INC.

POWER OF ATTORNEY FOR REPORT ON FORM S-8

        WHEREAS, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8, with any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto (the "Registration Statement") as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating to the Registration Statements in connection with the registration by the Company of 600,000 shares of Common Stock, par value $0.01 per share, for issuance pursuant to the Company's Long-Term Incentive Plan.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Joe R. Davis and G. Christopher Colville, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto, and any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto and any and all instruments necessary or incidental in connection therewith, as said attorney or attorneys shall deem necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of December 9, 2004.

/s/ BRADY F. CARRUTH Brady F. Carruth

CONSOLIDATED GRAPHICS, INC.

POWER OF ATTORNEY FOR REPORT ON FORM S-8

        WHEREAS, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8, with any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto (the "Registration Statement") as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating to the Registration Statements in connection with the registration by the Company of 600,000 shares of Common Stock, par value $0.01 per share, for issuance pursuant to the Company's Long-Term Incentive Plan.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Joe R. Davis and G. Christopher Colville, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto, and any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto and any and all instruments necessary or incidental in connection therewith, as said attorney or attorneys shall deem necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of December 9, 2004.

/s/ GARY L. FORBES Gary L. Forbes

CONSOLIDATED GRAPHICS, INC.

POWER OF ATTORNEY FOR REPORT ON FORM S-8

        WHEREAS, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8, with any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto (the "Registration Statement") as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating to the Registration Statements in connection with the registration by the Company of 600,000 shares of Common Stock, par value $0.01 per share, for issuance pursuant to the Company's Long-Term Incentive Plan.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Joe R. Davis and G. Christopher Colville, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto, and any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto and any and all instruments necessary or incidental in connection therewith, as said attorney or attorneys shall deem necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of December 9, 2004.

/s/ JAMES H. LIMMER James H. Limmer

CONSOLIDATED GRAPHICS, INC.

POWER OF ATTORNEY FOR REPORT ON FORM S-8

        WHEREAS, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8, with any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto (the "Registration Statement") as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating to the Registration Statements in connection with the registration by the Company of 600,000 shares of Common Stock, par value $0.01 per share, for issuance pursuant to the Company's Long-Term Incentive Plan.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Joe R. Davis and G. Christopher Colville, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto, and any amendment or amendments thereto (including post-effective amendments) and any supplement or supplements thereto and any and all instruments necessary or incidental in connection therewith, as said attorney or attorneys shall deem necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of December 9, 2004.

/s/ HUGH N. WEST Hugh N. West

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information
  Item 2. Registrant Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY FOR REPORT ON FORM S–8